Exhibit 2.2

[Certain confidential portions of this exhibit have been omitted and replaced with “[***]”. Such identified information has been excluded from this Exhibit because it is both (i) not material and (ii) the type that the Registrant treats as private or confidential.]

FIRST AMENDMENT TO

SHARE PURCHASE AGREEMENT

This First Amendment to Share Purchase Agreement (“Amendment”) is made as of May 11, 2026 (the “Effective Date”) by and between Plains Midstream Luxembourg société à responsabilité limitée (“Seller”), and Keyera Corp., an Alberta corporation (“Buyer”). All capitalized terms used but not defined in this Amendment shall have the meaning ascribed thereto in the Agreement (as defined below).

RECITALS

Buyer and Seller entered into that certain Share Purchase Agreement dated as of June 17, 2025 (the “Agreement”), and in accordance with Section 12.3(a) of the Agreement, now desire to amend certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein expressed, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENTS

[***]

MISCELLANEOUS

14.       No Other Amendment/Ratification. Except as specifically provided in this Amendment, the Agreement shall remain in full force and effect. The Parties hereby ratify and confirm the Agreement as amended hereby. All references to the Agreement shall hereafter be deemed to refer to the Agreement as amended hereby.

15.       Counterparts. This Amendment may be executed by the Parties in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Counterparts may be executed by electronic means (including by electronic signature) and delivered by e-mail or other means of electronic transmission, and such execution and delivery shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Amendment or caused this Amendment to be executed by their duly authorized representatives, all as of the Effective Date.

SELLER:

PLAINS MIDSTREAM LUXEMBOURG
société à responsabilité limitée

By :	(signed) [name redacted]
Name :	[name redacted]
Title :	[title redacted]

By :	(signed) [name redacted]
Name :	[name redacted]
Title :	[title redacted]

First Amendment to SPA

BUYER:

KEYARA CORP.

By :	(signed) [name redacted]
Name :	[name redacted]
Title :	[title redacted]

First Amendment to SPA

EXHIBITS

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